Exhibit 99.1

Argos Therapeutics Announces Pricing of $50 Million Public Offering of Common Stock and Warrants

DURHAM, N.C., July 28, 2016 – Argos Therapeutics, Inc. (Nasdaq: ARGS) (“Argos”), an immuno-oncology company focused on the development and commercialization of individualized immunotherapies for the treatment of cancer based on the Arcelis® technology platform, today announced the pricing of its public offering of 9,090,909 shares of its common stock and accompanying warrants to purchase up to an aggregate of 6,818,181 shares of its common stock at a price of $5.50 per share and accompanying warrant. Argos expects the gross proceeds of the public offering to be $50 million, before deducting underwriter discounts and expenses payable by Argos. All of the shares of common stock and accompanying warrants to be sold in the offering are to be sold by Argos.

Stifel and JMP Securities are acting as joint book-running managers, Needham is serving as the lead manager, and FBR and Roth Capital Partners are acting as co-managers for the offering. The offering is expected to close on or about August 2, 2016, subject to customary closing conditions.

A shelf registration statement relating to the securities offered in the public offering described above was filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2015, and declared effective by the SEC on May 14, 2015. The offering is being made only by means of the written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement related to the offering has been filed with the SEC and may be obtained for free by visiting EDGAR on the SEC website at www.sec.gov. A final prospectus supplement related to the offering will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained by contacting Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104 or by telephone: (415) 364-2720; or JMP Securities LLC, Attention: Prospectus Department, 600 Montgomery Street, 11th Floor, San Francisco, CA 94111 (415-835-8985).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Argos Therapeutics

Argos Therapeutics is an immuno-oncology company focused on the development and commercialization of individualized immunotherapies for the treatment of cancer and infectious diseases using its Arcelis® technology platform. Argos’ most advanced product candidate, AGS-003, is being evaluated in the pivotal ADAPT Phase 3 clinical trial for the treatment of metastatic renal cell carcinoma (mRCC). In addition, AGS-003 is being studied in Phase 2 investigator-initiated clinical trials as neoadjuvant therapy for renal cell carcinoma (RCC) and for the treatment of non-small cell lung cancer (NSCLC). Argos is also developing a separate Arcelis®-based product candidate, AGS-004, for the treatment of human immunodeficiency virus (HIV), which is currently being evaluated in an investigator-initiated Phase 2 clinical trial aimed at HIV eradication in adult patients.

Forward-Looking Statements

Any statements in this press release about Argos’ future expectations, plans and prospects, including statements about Argos’ public offering, Argos’ financial prospects, anticipated use of proceeds, future operations and sufficiency of funds for future operations, clinical development of Argos’ product candidates, expectations regarding future clinical trials and future expectations and plans and prospects for Argos and other statements containing the words “believes,” “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “may,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all; whether Argos’ cash resources will be sufficient to fund its continuing operations for the periods anticipated; whether results obtained in clinical trials will be indicative of results obtained in future clinical trials; whether Argos’ product candidates will advance through the clinical trial process on a timely basis; whether the results of such trials will warrant submission for approval from the United States Food and Drug Administration or equivalent foreign regulatory agencies; whether Argos’ product candidates will receive approval from regulatory agencies on a timely basis or at all; whether, if product candidates obtain approval, they will be successfully distributed and marketed; and other factors discussed in the “Risk Factors” section of the preliminary prospectus supplement filed with the SEC on July 27, 2016, and in other filings the Company makes with the SEC from time to time. In addition, the forward-looking statements included in this press release represent Argos’ views as of the date hereof. Argos anticipates that subsequent events and developments will cause Argos’ views to change. However, while Argos may elect to update these forward-looking statements at some point in the future, Argos specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Argos’ views as of any date subsequent to the date hereof.

Investor Contact:

John Menditto

Argos Therapeutics, Inc.

919-908-0687

jmenditto@argostherapeutics.com

Media Contact:

Adam Daley

Berry & Company Public Relations

212-253-8881

adaley@berrypr.com